                                                                     Exhibit 3.1
                                                                     -----------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                       OF

                               IWO HOLDINGS, INC.

                 (Originally incorporated on October 29, 1999)

     IWO Holdings, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY
                                                      -----------
CERTIFY THAT:

     FIRST: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 29, 1999. An Amended and Restated Certificate of Incorporation of the Corporation was filed on December 16, 1999 (the "Original Restated Certificate"). A first Certificate
                           -----------------------------
of Amendment of the Original Restated Certificate was filed on October 17, 2000 (the "First Amendment"). A second Certificate of Amendment of the Original
      ---------------
Restated Certificate was filed on November 27, 2000 (the "Second Amendment").
                                                          ----------------

     SECOND:  This Amended and Restated Certificate of Incorporation (the

"Amended and Restated Certificate of Incorporation") restates, integrates and
--------------------------------------------------
further amends the provisions of the Corporation's Original Restated Certificate, as amended by the First Amendment and the Second Amendment. The Amended and Restated Certificate of Incorporation is set forth below.

     THIRD: In accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL"), the Board of Directors of the Corporation (the
                      ----
"Board") duly adopted resolutions approving the Amended and Restated Certificate
------
of Incorporation and declaring the Amended and Restated Certificate of Incorporation to be advisable.

     FOURTH: The stockholders of the Corporation duly approved the Amended and Restated Certificate of Incorporation in accordance with Sections 228, 242 and 245 of the DGCL.

                                ARTICLE I - NAME
                                ----------------

     The name of the corporation is IWO Holdings, Inc.

                         ARTICLE II - REGISTERED OFFICE
                         ------------------------------

     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

                             ARTICLE III - PURPOSE
                             ---------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                          ARTICLE IV - CAPITALIZATION
                          ---------------------------

     1.  Definitions.  As used in this Article IV, the following terms shall
         -----------
have the following meanings:

          "Affiliate", with respect to a Class D Stockholder that is not a
           ---------
natural person, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Class D Stockholder or (ii) any Person who is a director or officer (a) of such Class D Stockholder, (b) of any subsidiary of such Class D Stockholder or (c) of any Person described in clause (i) above. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (y) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

          "Board" means the Board of Directors of the Corporation.
           -----

          "Business Day" means any day other than a Saturday, Sunday, federal
           ------------
holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

          "Certificate of Incorporation" means this Amended and Restated
           ----------------------------
Certificate of Incorporation of the Corporation.

          "Class A Stock" means the Class A Common Stock described in Section
           -------------
2(c).

          "Class B Stock" means the Class B Common Stock described in Section
           -------------
2(c).

          "Class C Stock" means the Class C Common Stock described in Section
           -------------
2(c).

          "Class D Stock" means the Class D Common Stock described in Section
           -------------
2(c).

          "Class E Stock" means the Class E Common Stock described in Section
           -------------
2(c).

          "Class A Stockholder" means a record holder of one or more shares of
           -------------------
Class A Stock.

          "Class B Stockholder" means a record holder of one or more shares of
           -------------------
Class B Stock.

          "Class C Stockholder" means a record holder of one or more shares of
           -------------------
Class C Stock.

          "Class D Stockholder" means a record holder of one or more shares of
           -------------------
Class D Stock.

          "Class E Stockholder" means a record holder of one or more shares of
           -------------------
Class E Stock.

          "Class A Warrant" means the Class A Stock Purchase Warrant issued on
           ---------------
January 1, 2000 by the Corporation which entitles the Class A Warrant Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase a number of shares of Common Stock of the Corporation as specified therein.

          "Class A Warrant Holder(s)" means the holder(s) of the Class A
           -------------------------
Warrant.

          "Class A Warrant Redemption Price" has the meaning set forth in
           --------------------------------
Section 5(c)(1).

          "Class A Warrant Shares" means the shares of Common Stock purchasable
           ----------------------
by the Class A Warrant Holder(s) pursuant to the exercise of the Class A Warrant, which shall equal in all cases the number of shares of Class A Stock redeemed in connection with the exercise of such Class A Warrant.

          "Class E Warrant" means the Class E Stock Purchase Warrant to be
           ---------------
issued on or about the effective date of this Restated Certificate of Incorporation by the Corporation which entitles the Class E Warrant Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase a number of shares of Common Stock of the Corporation as specified therein.

          "Class E Warrant Holder(s)" means the holder(s) of the Class E
           -------------------------
Warrant.

          "Class E Warrant Redemption Price" has the meaning set forth in
           --------------------------------
Section 5(c)(2).

          "Class E Warrant Shares" means the shares of Common Stock purchasable
           ----------------------
by the Class E Warrant Holder(s) pursuant to the exercise of the Class E Warrant, which shall equal in all cases the number of shares of Class E Stock redeemed in connection with the exercise of such Class E Warrant.

          "Common Stock" has the meaning set forth in Section 2(c).
           ------------

          "Common Stockholder" means a record holder of one or more shares of
           ------------------
Common Stock.

          "Conversion Date" has the meaning set forth in Section 6.
           ---------------

          "Corporation" means IWO Holdings, Inc.
           -----------

          "Difference Class B Shares" has the meaning set forth in Section 5.
           -------------------------

          "Difference Shares" has the meaning set forth in Section 5.
           -----------------

          "DGCL" means the Delaware General Corporation Law.
           ----

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Initial Public Offering" means the effectiveness after December 31,
           -----------------------
1999 of a registration statement under the Securities Act on any of Forms S-1, S-2, S-3 or any similar successor form covering any of the Stock, and the completion of a sale of such Stock thereunder, (i) following which the Corporation is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange.

          "IPO Date" means the closing date of the Initial Public Offering.
           --------

          "Non-Redeemable Shares" means all shares of Class A Stock, Class B
           ---------------------
Stock, Class C Stock or Class E Stock that have been previously sold (whether under Section 4 or Section 5(c)) pursuant to a Tag-Along Transfer other than pursuant to a Single Transaction Sale.

          "Notice Date" has the meaning set forth in Section 4(b).
           -----------

          "Original Restated Certificate" means the Amended and Restated
           -----------------------------
Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on December 16, 1999.

          "Other Stockholders" has the meaning set forth in Section 4(a).
           ------------------

          "Permitted Transferee", with respect to a Transfer by a Class D
           --------------------
Stockholder, means (i) with respect to any Class D Stockholder who is a natural person, a Transfer to (a) such Stockholder's spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Stockholder, his spouse or issue; (ii) with respect to any Class D Stockholder that is not a natural person, (A) a Transfer to an Affiliate of such Class D Stockholder, or (B) a Transfer to another Class D Stockholder or its Affiliates; provided such other Class D Stockholder
                                 --------
referenced in clauses (i) and (ii) did not acquire its shares of Class D Stock pursuant to a Tag-Along Transfer.

          "Person" means any natural person, partnership, limited liability
           ------
company, corporation (including the Corporation), trust or unincorporated organization or a government or a political subdivision thereof.

          "Preferred Stock" has the meaning set forth in Section 2(a).
           ---------------

          "Preferred Stock Designation" has the meaning set forth in Section
           ---------------------------
2(b).

          "Proposed Purchase Amount" has the meaning set forth in Section 4(a).
           ------------------------

          "Proposed Transferee" has the meaning set forth in Section 4(a).
           -------------------

          "Proposed Transferor" has the meaning set forth in Section 4(a).
           -------------------

          "Redemption Date" has the meaning set forth in Section 5(d).
           ---------------

          "Restated Certificate of Incorporation" means this Amended and
           -------------------------------------
Restated Certificate of Incorporation of the Corporation.

          "Sale of the Corporation" means, (i) the sale of 100% of the
           -----------------------
outstanding shares of Stock; (ii) a sale of all or substantially all of the assets of the Corporation; or (iii) a merger, consolidation or recapitalization of the Corporation as a result of which 100% of the ownership of the Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Single Transaction Sale" means a Sale of the Corporation in a single
           -----------------------
transaction.

          "Staggered Sale" means a Sale of the Corporation in more than one
           --------------
transaction, each such transaction also being referred to individually as a "Staggered Sale."

          "Stock" has the meaning set forth in Section 2(c).
           -----

          "Stockholder" means a record holder of one or more shares of Class A
           -----------
Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common
Stock.

          "Tag-Along Acceptance Date" has the meaning set forth in Section 4(c).
           -------------------------

          "Tag-Along Notice" has the meaning set forth in Section 4(c).
           ----------------

          "Tag-Along Pro Rata Amount" has the meaning set forth in Section 4(a).
           -------------------------

          "Tag-Along Redemption Price" has the meaning set forth in Section
           --------------------------
5(a).

          "Tag-Along Transfer" has the meaning set forth in Section 4(a).
           ------------------

          "Transfer", with respect to any share of Stock, means the sale,
           --------
assignment, pledge, hypothecation, gift or any other disposition whatsoever of such share (other than pursuant to the Initial Public Offering or pursuant to the redemption or conversion of any such share of Stock, in either case in accordance with the terms of this Restated Certificate of Incorporation), or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share.

          "Transfer Notice" has the meaning set forth in Section 4(b).
           ---------------

          "Warrant Date" means, (i) if the Warrant Triggering Event is the
           ------------
Initial Public Offering, the IPO Date, or (ii) if the Warrant Triggering Event is a Sale of the Corporation, the closing date of (A) the Single Transaction Sale, if the Sale of the Corporation is pursuant to a

Single Transaction Sale, or (B) the Staggered Sale that causes a Sale of the Corporation to occur, if the Sale of the Corporation is pursuant to a series of Staggered Sales.

          "Warrant Triggering Event" means the first to occur of (i) an Initial
           ------------------------
Public Offering or (ii) a Sale of the Corporation, whether such sale occurs pursuant to a Single Transaction Sale or a series of Staggered Sales.

     2.  Designation and Number.
         ----------------------

          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 116,710,000, of which 500,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock"),
                                                             ---------------
and 116,210,000 shares shall be common stock, as set forth in paragraph (c) below.

          (b) Preferred Stock.  The Board is expressly authorized to provide for
              ---------------
the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a "Preferred Stock Designation") and as
                                           ---------------------------
may be permitted by the DGCL. The Corporation may, by an amendment to the Restated Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Preferred Stock then outstanding), the number of authorized shares of Preferred Stock. Unless otherwise provided in a Preferred Stock Designation, shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Preferred Stock.

          (c) Common Stock.  There shall be six classes of common stock of the
              ------------
Corporation. The first class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Common Stock"
                                                         --------------------
and the number of shares constituting such class shall be 15,000,000. The second class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B Common Stock" and the number of
                                      --------------------
shares constituting such class shall be 18,750,000. The third class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class C Common Stock" and the number of shares constituting such
               --------------------
class shall be 18,750,000. The fourth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class D
                                                                      -------
Common Stock" and the number of shares constituting such class shall be 60,000.
------------
The fifth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class E Common Stock" and the number
                                            --------------------
of shares constituting such class shall be 5,545,000. The sixth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class
               ------------
shall be 58,105,000. The Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock and Common Stock are sometimes referred to collectively herein as the "Stock". The Corporation may, by an amendment to the Restated
               -----
Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock, as the case may be.

     3.  Restrictions on Transfer.
         ------------------------

          (a) Except for Transfers to a Permitted Transferee, no Class D Stockholder shall Transfer any share of Class D Stock owned by such Class D Stockholder except in accordance with the terms of this Restated Certificate of Incorporation. Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of this Restated Certificate of Incorporation shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any of such Class D Stock on its books to such alleged transferee.

          (b) No Stockholder shall Transfer any shares of Stock unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act. Prior to any Transfer, the holder of the shares of Stock proposed to be Transferred (other than a holder of Class A Stock or Class E Stock) shall give written notice to the Corporation of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws or (ii) a "no action" letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof and similar advice from each applicable state securities law commission, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of this Restated Certificate of Incorporation and the written notice delivered by the holder to the Corporation, provided that no such opinion or "no action letter" shall be requested for a Transfer registered under the Securities Act, pursuant to a Tag-Along Transfer, or for a Transfer pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act. Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in Section 9. Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books. The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering, (ii) to the Corporation, or (iii) following the Initial Public Offering, provided that such Transfer is made in compliance with the Securities
          -------- ----
Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares or (iv) a pledge or assignment to a bank, broker or other unaffiliated financial institution in connection with the exercise of stock options granted to employees of the Corporation or any Subsidiary, provided such pledge or assignment receives the prior written approval of the Board.

     4.  Tag-Along Rights.
         ----------------

          (a) Transfer by Class D Stockholders.  If, other than in connection
              --------------------------------
with the Initial Public Offering, any Class D Stockholder or Stockholders (for purposes of this Section 4, singularly or collectively, the "Proposed
                                                             --------
Transferor"), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof in a transaction which is a sale to any Person other than a Permitted Transferee (the "Proposed
                                                                --------
Transferee"), such proposed Transfer shall be deemed a "Tag-Along Transfer", and
----------                                              ------------------
each of the Class A Stockholders, Class B Stockholders, Class C Stockholders and Class E Stockholders (collectively, the "Other Stockholders") shall have the
                                         ------------------
right, as a condition to such Tag-Along Transfer, to have the Proposed Transferee purchase from each such Other Stockholder up to the number of shares (the "Tag-Along Pro Rata Amount") of Class A Stock, Class B Stock, Class C Stock
      -------------------------
or Class E Stock derived by multiplying the total number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock exclusive of Non-Redeemable Shares, as the case may be, owned by such Other Stockholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed Transferee (the "Proposed Purchase Amount") and the denominator of which is the total
      ------------------------
number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 4(b)). All Tag-Along Transfers by Other Stockholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Stockholders) as the proposed Tag-Along Transfer by the Proposed Transferor.

          (b) Transfer Notice.  The Proposed Transferor participating in a Tag-
              ---------------
Along Transfer shall at least 20 days prior to the closing date thereof provide the Corporation and the Other Stockholders with written notice (the "Transfer
                                                                     --------
Notice") of the proposed Tag-Along Transfer containing the following:
------

               (i) the name and address of the Proposed Transferor and the Proposed Transferee;

               (ii)  the Proposed Purchase Amount;

               (iii) the proposed amount to be paid for such shares of Class D Stock, the terms and conditions of payment offered by the Proposed Transferee, the closing date for the proposed Tag-Along Transfer and the estimated expenses payable pursuant to Section 4(d);

               (iv) the aggregate number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, as the case may be, held of record as of the date the Transfer Notice is sent (the "Notice Date") by the Other
                                                      -----------
     Stockholder to whom the notice is sent;

               (v) the aggregate number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, as the case may be, held of record as of the Notice Date by all Other Stockholders as a group;

               (vi) the Tag-Along Pro Rata Amount for the Other Stockholder to whom the notice is sent; and

               (vii) a statement confirming that the Proposed Transferee has agreed (i) to the tag-along rights, and (ii) pursuant to Section 5(d), to purchase the number of shares of Stock redeemed pursuant to Sections 5(a) and 5(b).

          Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and (v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this
Section 4(b).

          (c) Tag-Along Notice.  Each Other Stockholder desiring to participate
              ----------------
in the proposed Tag-Along Transfer shall provide a written notice (the "Tag-
                                                                        ---
Along Notice") to the Proposed Transferor on or before the expiration of 10 days
------------
after the Notice Date (the "Tag-Along Acceptance Date") stating the number of
                            -------------------------
shares held by such Other Stockholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice. The Tag-Along Notice given by each Other Stockholder shall include and constitute such Other Stockholder's binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in this Restated Certificate of Incorporation. If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Stockholders included in such proposed Tag-Along Transfer, as well as shares to be issued under Section 5(d) in connection with the Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited and any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect.

          (d) Each Proposed Transferor and each Other Stockholder whose shares are sold in a Tag-Along Transfer shall be entitled to receive the proceeds of such Tag-Along Transfer less its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board.

          (e) The provisions of this Section 4 shall not apply to a subsequent Transfer of any share of Class D Stock that has previously been the subject of a completed Tag-Along Transfer which complied with the provisions of this Section 4.

     5.  Redemption.
         ----------

          (a) The number of shares of Class A Stock, Class C Stock or Class E Stock equal to the difference ("Difference Shares") between (i) the number of
                                -----------------
shares included in any Tag-Along Transfer by the Class A Stockholder, Class C Stockholder or Class E Stockholder
pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class A Stockholder, Class C Stockholder or Class E Stockholder shall be redeemed by the Corporation, to the extent it is lawfully permitted to do so, out of funds (including any property delivered as consideration in such Tag-Along Transfer) legally available therefor pro rata, based on the number of
                                           --------
Difference Shares held by such Stockholders, from each of the Class A Stockholders, Class C Stockholders and Class E Stockholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Stockholders that did not elect to participate in a Tag-Along Transfer at a redemption price (the "Tag-Along Redemption Price") for each share of Class A
                       --------------------------
Stock, Class C Stock or Class E Stock so redeemed equal to the per share cash and non-cash consideration paid for the Class D Stock by the Proposed Transferee less such Other Stockholder's pro rata share, based on the number
                                         --------
of shares of Stock so redeemed from such Other Stockholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board. The provisions of this Section 5(a) shall not apply to the Non-Redeemable Shares. Redemption under this subsection is conditioned upon the contemporaneous purchase by the Proposed Transferee of the shares issuable under Section 5(d) in connection with the applicable Tag-Along Transfer.

          (b) The number of shares of Class B Stock equal to the difference

("Difference Class B Shares") between (i) the number of shares included in any
---------------------------
Tag-Along Transfer by the Class B Stockholder pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class B Stockholder shall be redeemed by the Corporation, to the extent it is lawfully permitted to do so, out of funds (including any property delivered as consideration in such Tag-Along Transfer) legally available therefor pro rata, based on the number of Difference Class B
                           --- ----
Shares held by such Stockholders, from each of the Class B Stockholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Stockholders that did not elect to participate in a Tag-Along Transfer at a redemption price for each share of Class B Stock equal to the Tag-Along Redemption Price less such Other Stockholder's pro rata share, based on the
                                               --- ----
number of shares of Stock so redeemed from such Other Stockholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses, such determination of expenses to be made in the sole discretion of the Board. The provisions of this
Section 5(b) shall not apply to the Non-Redeemable Shares or in connection with any Tag-Along Transfer in which less than 50% of the then outstanding Class D Stock is Transferred. Redemption under this subsection is conditioned upon the contemporaneous purchase by the Proposed Transferee of the shares issuable under
Section 5(d) in connection with the applicable Tag-Along Transfer.

          (c) (1) If the Class A Warrant Holder(s) exercise(s) the Class A Warrant, the Corporation shall redeem, to the extent it is lawfully permitted to do so, from the Class A Stockholders, pro rata based on the number of shares of
                                      --- ----
such Class A Stock then owned by each such Class A Stockholder, out of funds legally available therefor, a number of shares of Class A Stock equal to the number of Class A Warrant Shares at a redemption price (the "Class A Warrant
                                                             ---------------
Redemption Price") equal to the par value of each share of Class A Stock so
----------------
redeemed. The provisions of this Section 5(c)(1) shall not apply to the Non-Redeemable Shares. If a redemption pursuant to this Section 5(c)(1) occurs as a result of a Sale of the Corporation, such redemption shall occur immediately prior to any redemption pursuant to Sections 5(a) and 5(b) hereof. Redemption under this subsection is conditioned upon the contemporaneous purchase of the Class A Warrant Shares by the Class A Warrant Holder(s) pursuant to the Class A Warrant.

     (2) If the Class E Warrant Holder(s) exercise(s) the Class E Warrant, the Corporation shall redeem, to the extent it is lawfully permitted to do so, from the Class E Stockholders, pro rata based on the number of shares of such Class E
                          --- ----
Stock then owned by each such Class E Stockholder, out of funds legally available therefor, a number of shares of Class E Stock equal to the number of Class E Warrant Shares at a redemption price (the "Class E Warrant Redemption
                                                   --------------------------
Price") equal to the par value of each share of Class E Stock so redeemed.  The
-----
provisions of this Section 5(c)(2) shall not apply to the Non-Redeemable Shares. If a redemption pursuant to this Section 5(c)(2) occurs as a result of a Sale of the Corporation, such redemption shall occur immediately prior to any redemption pursuant to Sections 5(a) and 5(b) hereof. Redemption under this subsection is conditioned upon the contemporaneous purchase of the Class E Warrant Shares by the Class E Warrant Holder(s) pursuant to the Class E Warrant.

          (d) The shares of Class A Stock redeemed by the Corporation pursuant to a Section 5(c)(1) mandatory redemption shall, on the Redemption Date (as defined in Section 5(e)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A Stock and the Corporation shall, on the Redemption Date, but immediately after such redemption and retirement, issue, to the extent it is lawfully permitted to do so, to the Class A Warrant Holder(s) a number of shares of Common Stock equal to the number of Class A Warrant Shares. The shares of Class E Stock redeemed by the Corporation pursuant to a Section 5(c)(2) mandatory redemption shall, on the Redemption Date (as defined in Section 5(e)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class E Stock and the Corporation shall, on the Redemption Date, but immediately after such redemption and retirement, issue, to the extent it is lawfully permitted to do so, to the Class E Warrant Holder(s) a number of shares of Common Stock equal to the number of Class E Warrant Shares. The shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock redeemed by the Corporation pursuant to a
Section 5(a) or 5(b) mandatory redemption pursuant to a Tag-Along Transfer shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption and retirement, issue, to the extent it is lawfully permitted to do so, to the Proposed Transferee a number of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock equal to the number of shares of such classes of Stock so redeemed. On or prior to any issuance of shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock equal to the number of shares of such class of Stock redeemed pursuant to a Section 5(a) or 5(b) mandatory redemption (and as a condition to such issuance), the Corporation shall receive from the Proposed Transferee as the purchase price for such shares cash and non-cash consideration in an amount equal to the Tag-Along Redemption Price.

          (e) The Corporation shall give to each holder of record of the shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock to be redeemed pursuant to the terms of this Section 5 prior written notice of such redemption not less than two days prior to the date such shares will be redeemed (the "Redemption Date") which (i) in the case of a redemption pursuant to Section
----------------
5(a) or 5(b) shall be the closing date of the Tag-Along Transfer and (ii) in the case of a redemption pursuant to Section 5(c)(1) or 5(c)(2) shall be the Warrant Date. Each such notice shall state: (A) the Redemption Date; (B) the total number of shares of the Class A Stock, Class B Stock, Class C Stock or Class E Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Tag-Along Redemption Price and the amount of cash and non-cash consideration comprising same, the Class A Warrant Redemption Price or the Class E Warrant Redemption Price, as relevant; and (D) the fact that the certificates for the shares subject to redemption are to be surrendered in exchange for the Tag-Along Redemption Price, Class A Warrant Redemption Price or Class E Warrant Redemption Price, as relevant, at the principal office of the Corporation or at such other place as the Corporation shall designate.

          (f) On the Redemption Date, the shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock required to be redeemed pursuant to the terms of this Section 5 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A Stock, Class B Stock, Class C Stock or Class E Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A Stock, Class B Stock, Class C Stock or Class E Stock whose shares of Stock are to be so redeemed. All certificates representing the redeemed shares of Class A Stock, Class B Stock, Class C Stock or Class E Stock, including all certificates not so delivered by such Class A Stockholders, Class B Stockholders, Class C Stockholders or Class E Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

     6.  Conversion.
         ----------

          If the Initial Public Offering or a Sale of the Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A Stock, Class B Stock, Class C Stock, Class D Stock and Class E Stock not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 5(a), 5(b) or 5(c) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date, or, in the case of a Sale of the Corporation in which no Redemption Date occurs, then effective immediately prior to the consummation of such Sale of the Corporation), but immediately after the redemptions and issuances described in Section 5 (the "Conversion Date"). Prior
                                                       ---------------
to or on the Conversion Date, each holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least 10 days prior to the Conversion Date, and shall, within 10 days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock are converted. On the Conversion Date, each holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock, including all certificates not so delivered by such Class A Stockholders, Class B Stockholders, Class C Stockholders, Class D Stockholders or Class E Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect and the Corporation shall not thereafter issue any such shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock.

     7.  Voting Rights.
         -------------

          (a) Holders of shares of Class B Common Stock shall be entitled to one vote, and holders of Class D Stock shall be entitled to 402.7 votes, for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

          (b) Holders of Class A, Class C Stock or Class E Stock shall not have any voting rights, except that the holders of the Class A, Class C Stock and Class E Stock shall have the right to vote to the extent required under the laws of the State of Delaware. Unless otherwise required by the terms of this Restated Certificate of Incorporation, paragraph (2) of subsection (b) of (S) 242 of the DGCL shall not entitle the holders of any shares of Stock to vote as a class on the increase of the number of authorized shares of such class of Stock or the decrease of the number of authorized but not outstanding shares of such class of Stock. Except as otherwise required by the DGCL and except as set forth in Section 8(d) below, the holders of any class of Stock entitled to vote on any matter submitted to such holders for a vote shall vote together as a single group and not as separate classes.

          (c) Holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

     8.  Liquidation; Dividends; Certain Adjustments; Merger.
         ---------------------------------------------------

          (a) Subject to the rights of the holders of any shares of then outstanding Preferred Stock, any distribution made upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be allocated pro rata based upon the number of shares of
                                   --- ----
Stock held by each Stockholder. None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8(a).

          (b) Subject to the rights of the holders of any shares of then outstanding Preferred Stock, holders of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E

Stock and Common Stock shall be entitled to share ratably as a single class in all dividends and other distributions of cash or any other right or property as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

          (c) Whenever, during the period that shares of Class B Stock shall be outstanding, the Corporation shall (i) declare a dividend on shares of any class of Stock in shares of such class of Stock or in securities convertible into or exchangeable for shares of such class of Stock, (ii) subdivide the outstanding shares of any class of Stock, (iii) combine the outstanding shares of any class of Stock into a smaller number of shares, or (iv) issue any shares of any class of Stock upon reclassification of such shares, a corresponding dividend, subdivision, combination or other adjustment shall be made with respect to the shares of the other class or classes of Stock if and to the extent necessary to prevent the rights of the holders of Class B Stock from being adversely affected.

          (d) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class B Stock shall be entitled to receive not less than the same per share consideration as the per share consideration, if any, received by the holders of Class A Stock, Class C Stock, Class D Stock and Class E Stock in such merger or consolidation (unless, in addition to such other approvals, if any as may be required by the DGCL and this Restated Certificate of Incorporation, a different treatment is approved by holders of a majority of the then outstanding shares of Class B Stock voting together as a single class).

     9.  Legend.
         ------

          (a) All certificates representing shares of Class A, Class B, Class C Stock and Class E Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

          "THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE CORPORATION GIVES NOTICE OF SUCH REDEMPTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

          AS SPECIFIED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          (b) All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          AS SPECIFIED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

          (c) All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          (d) The Corporation shall remove the foregoing legend upon the request of a holder of a share of Common Stock to the extent that the transfer of such share has been registered under the Securities Act.

     10.  Record Holders.  The Corporation shall be entitled to recognize the
          --------------
exclusive right of a person registered in its records as the holder of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock or Common Stock and such record holders shall be deemed the holders of such shares for all purposes.

                 ARTICLE V - MANAGEMENT OF BUSINESS AND AFFAIRS
                 ----------------------------------------------

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1.  Management.  The management of the business and the conduct of the
         ----------
affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2.  Amendment of Bylaws.  After the original or other Bylaws of the
         -------------------
Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board.

                        ARTICLE VI - DIRECTOR LIABILITY
                        -------------------------------

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (except as set forth below) this Article VI does not eliminate or limit any such liability imposed by law: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited pursuant to this Article VI to the fullest extent permitted by the DGCL as so amended. Unless applicable law requires otherwise, any repeal of this Article VI by the stockholders of the Corporation, and any modification to this Article VI (other than one further eliminating or limiting director personal liability) shall be prospective only and shall not adversely affect any elimination of, or limitation on, the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE VII - INDEMNIFICATION
                         -----------------------------

     1.  Indemnification.  To the fullest extent from time to time permitted by
         ---------------
applicable law, the Corporation shall indemnify each Authorized Representative who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the
                                                ----------
fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, from and against any and all expenses (including, without limitation, attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Authorized Representative or on such Authorized Representative's behalf in connection with such Proceeding. The Corporation shall make such indemnification to the Authorized Representative within 30 days after receipt by the Corporation of the written request of the Authorized Representative for such indemnification unless, within that time, the Corporation (by resolution of its directors or stockholders or the written opinion of its independent legal counsel) has determined that the Authorized Representative is not entitled to such indemnification.

     2.  Advancement of Expenses.  Expenses (including attorneys' fees and
         -----------------------
expenses) incurred by an Authorized Representative or on such Authorized Representative's behalf in defending any such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, within 10 days after receipt by the Corporation of the written request of the Authorized Representative for such advance. To the extent required by law, the Corporation may condition such advance upon the receipt of the written undertaking of such Authorized Representative or on such Authorized Representative's behalf to repay such amount if it shall ultimately be determined that the Authorized Representative is not entitled to be indemnified by the Corporation. Such undertaking shall not be required to be guarantied by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment.

     3.  Presumptions, Enforcement.  For all purposes of this Article VII and to
         -------------------------
the fullest extent permitted by applicable law, there shall be a rebuttable presumption in favor of the Authorized Representative that all requested indemnifications and advancements of expenses are reasonable and that all conditions to indemnification or expense advancements, whether required under this Article VII or the DGCL, have been satisfied. The rights to indemnification and advancements of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including the directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, independent legal counsel and its stockholders) that such person in not entitled to indemnification or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or advancement of expenses, in whole or in part, in any such proceeding.

     4.  Authorized Representative.  As used in this Article VII, "Authorized
         -------------------------                                 ----------
Representative" means, collectively:  (i) any person who is or was an officer or
--------------
director of the Corporation or is or was serving as a director, officer, employee or agent or in any capacity at the request of the Corporation, for any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise; and (ii) any other person who may be designated by the Board from time to time as an "authorized representative" for purposes of this Article VII. The provisions of Sections 145(h), (i) and (j) of the DGCL shall apply to this Article VII.

     5.  Insurance.  The Corporation may maintain insurance, at its expense, to
         ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or this Article VII.

     6.  Article Not Exclusive.  The rights to indemnification and to the
         ---------------------
advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any Authorized Representative may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, any bylaw, agreement (including any insurance policy), vote of stockholders or disinterested directors or otherwise, both as to action in such Authorized Representative's official capacity and as to action in another capacity while holding such office. Nothing in this Article VII shall affect the right of the Corporation to grant rights of indemnification, and the advancement of expenses, to any other person or in any other circumstance.

     7.  Reliance.  Each Authorized Representative shall be deemed to have acted
         --------
in reliance upon the rights to indemnification and advancement of expenses established in this Article VII. Unless applicable law requires otherwise, any repeal or modification of this Article VII (other than a modification expanding the right to indemnification and expense advancement in favor of Authorized Representatives) shall be prospective only and shall not adversely affect any right or benefit of an Authorized Representative to indemnification or expense advancement at the time of such repeal or modification.

     8.  Severability.  If any portion of this Article VII shall be held to be
         ------------
illegal, invalid or otherwise unenforceable by any court having appropriate jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each Authorized Representative to the fullest extent permitted by the applicable portions of this Article VII not so held to be illegal, invalid, unenforceable, and otherwise to the fullest extent permitted by law.

     9.  Related Service.  Any director or officer of the Corporation serving in
         ---------------
any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     10.  Applicable Law.  To the extent permitted by law, any person entitled
          --------------
to indemnification or advancement of expenses as a matter of right pursuant to this Article VII may elect to have the right to indemnification or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, or on the basis of the applicable law in effect at the time such indemnification or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or advancement of expenses shall be determined by the law in effect at the time such indemnification or advancement or expenses is sought.

                           ARTICLE VIII - AMENDMENTS
                           -------------------------

     From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article VIII.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 4th day of December, 2000.

                              IWO HOLDINGS, INC.


                              By:  /s/ Steven M. Nielsen
                                   ---------------------
                              Name:  Steven M. Nielsen
                              Title:  Chief Executive Officer